UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       January 16, 2008
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	— Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Not applicable

(e)	The Compensation Committee of the Board of Directors of Park National Corporation (“Park”) met on January 16, 2008 to determine the 2008 salary and 2007 incentive compensation for Park’s executive officers, including Park’s principal executive officer and Park’s principal financial officer. The following schedule indicates the 2008 salary for each of Park’s executive officers.
•	C. Daniel DeLawder, Chairman and Chief Executive Officer of Park (principal executive officer of Park): Chairman and Chief Executive Officer of the Park National Bank (“PNB”):

2007 Salary	2008 Salary

$473,525	$473,525
•	David L. Trautman, President and Secretary of Park; President of PNB:

2007 Salary	2008 Salary

$313,250	$313,250
•	John W. Kozak, Chief Financial Officer of Park (principal financial officer of Park); Senior Vice President and Chief Financial Officer of PNB:

2007 Salary	2008 Salary

$214,455	$214,455
The following schedule indicates the 2007 incentive compensation for each of Park’s executive officers.
•	C. Daniel DeLawder

2006 Incentive Compensation	Decrease	Percentage Change	2007 Incentive Compensation

$473,525	<$173,525>	<36.6%>	$300,000
•	David L. Trautman

2006 Incentive Compensation	Decrease	Percentage Change	2007 Incentive Compensation

$313,250	<$63,250>	<20.2%>	$250,000
•	John W. Kozak

2006 Incentive Compensation	Decrease	Percentage Change	2007 Incentive Compensation

$214,455	<$14,455>	<6.7%>	$200,000
     The 2008 salary is effective January 1, 2008 and the 2007 incentive compensation is expected to be paid on February 08, 2008. Mr. DeLawder and Mr. Trautman will not have the use of company-owned automobiles in 2008, but will receive an automobile allowance of $745 per month in 2008. This monthly automobile allowance remains unchanged from 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: January 16, 2008	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

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